United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012 (June 7, 2012)

Collective Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14770	43-1813160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3231 Southeast Sixth Avenue, Topeka, Kansas		66607
(Address of principal executive offices)		(Zip Code)

(785) 233-5171

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 7, 2012, Collective Brands, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the U.S. Federal Trade Commission has granted early termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Company’s previously announced definitive agreement under which it will be acquired by a consortium comprised of Wolverine World Wide, Inc., Blum Capital Partners and Golden Gate Capital for $21.75 per share in cash, or a total of approximately $2.0 billion, including the assumption of debt. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Collective Brands, Inc. dated June 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.

Date: June 7, 2012

	By:	/s/ Douglas J. Treff
Douglas J. Treff Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Collective Brands, Inc. dated June 7, 2012.